EXHIBIT 99.1

HandHeld Entertainment Appoints Recognized Industry Analyst to Board; Addition
of Outside Director Puts Company in Full Compliance with NASDAQ Regulations

Robert B. Austrian, The Wall Street Journal’s No. 1 Application Software Analyst in 2001 and current
CEO of Brown and Herbranson Imaging, named to HandHeld Entertainment’s board of directors

SAN FRANCISCO - February 1, 2007 - HandHeld Entertainment™ (NASDAQ: ZVUE, ZVUEW) today announced that it has named noted software industry analyst Robert B. Austrian to its board of directors, an addition to the board that puts the company in full compliance with NASDAQ regulations. Austrian will also serve on the Nominating, Compensation and Audit committees of the Board.

Recognized by The Wall Street Journal as the No. 1 Application Software Analyst in 2001, Austrian brings more than 20 years of technology experience to the HandHeld Entertainment board, including senior positions with Banc of America Securities, Morgan Stanley and Lehman Brothers, among others. As an analyst, Austrian covered many of the world’s leading software companies, such as Microsoft, Oracle, SAP and others. Austrian currently serves as Chief Executive Officer of Brown & Herbranson Imaging, a leading provider of 3-D software databases of both human anatomy and human dentition.

During his career, Austrian has worked as

•	Managing Director, senior software analyst at Banc of America Securities, a division of Bank of America (NYSE: BAC) (1996 to 2004);
•	Vice President, senior software analyst, applications and infrastructure at Morgan Stanley (NYSE: MS) (1993 to 1996); and
•	Vice President, software and small capitalization technology analyst at Lehman Brothers (1991 and 1993).

Austrian received his Master’s degree with honors in Business Administration from Stern School of Business at New York University and his Bachelor’s degree in Economics from Colgate University.

“I am thrilled to have Bob join our board,” said Jeff Oscodar, president and CEO of HandHeld Entertainment. His experience analyzing the strategies of some of the world’s largest software and networking companies will serve us well as we enter our next phase of growth. With his extensive background in technology and financial analysis, Bob is an immediate strategic asset for our company and further strengthens our core leadership.”

“Given the Company’s recent acquisitions of several user-generated content Web sites, and the current and future ZVUE™ product line, I look forward to contributing to HandHeld Entertainment’s ongoing success and unfolding growth strategy,” Austrian said.

About the ZVUE

HandHeld Entertainment’s ZVUE line of portable media players is available in approximately 2,000 Wal-Mart stores throughout the United States, as well as through other retailers and on the Internet. The SRP $99 (US) ZVUE plays videos and MP3 files and also allows users to view digital pictures from a digital camera or home video from a camcorder. HandHeld Entertainment also supplies Wal-Mart and InMotion Entertainment with the ZVUE MP3 player, an MP3 player pre-loaded with 30 of the top songs from 2006.

About HandHeld Entertainment, Inc.
HandHeld Entertainment is a digital-media-to-go company with a network of Web sites containing premium video and free downloadable media selections, including ZVUE.com™, the Free STUFF! section of ZVUE.com, as well as from Dorks.com™, FunMansion.com™ and YourDailyMedia.com™. Additionally, its ZVUE family of portable media players is available at mass-market prices in Wal-Mart stores across the United States. HandHeld Entertainment’s common stock and warrants are traded on the NASDAQ Capital Market (ZVUE, ZVUEW) and Boston Stock Market (HDE, HDEW). For more information, visit www.hheld.com/ir or call 415-495-6470.

# # #

HandHeld Entertainment, ZVUE, ZVUE.com, Dorks.com, FunMansion.com and YourDailyMedia.com, are trademarks of HandHeld Entertainment. All other trademarks are property of their respective owners.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth from time to time in HandHeld Entertainment’s filings with the United States Securities and Exchange Commission, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K and other reports filed by the company with the SEC. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. As a result, investors should not place undue reliance on these forward-looking statements.

MEDIA CONTACTS FOR HANDHELD ENTERTAINMENT:
David Politis, Politis Communications, 801-523-3730(wk), 801-556-8184(cell), dpolitis@politis.com or
Jonathan Bacon, Politis Communications, 801-523-3730(wk), 801-660-7820(cell), jbacon@politis.com

INVESTOR CONTACT FOR HANDHELD ENTERTAINMENT:
Robert Prag, The Del Mar Consulting Group, Inc., 858-794-9500, bprag@delmarconsulting.com